EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 23, 2018, relating to the consolidated financial statements and financial statement schedules of Berkshire Hathaway Energy Company and subsidiaries, appearing in the Annual Report on Form 10-K of Berkshire Hathaway Energy Company for the year ended December 31, 2017.

/s/ Deloitte & Touche LLP

Des Moines, Iowa
November 21, 2018